EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File Nos. 333-108570, 333-115832, 333-145675 and 333-171407) and on Form S-8 (File Nos. 333-157543, 333-42598, 333-42596, 333-42594, 333-124265, 333-137348, 333-141175, 333-149720 and 333-167675) of Curis, Inc. of our report dated March 13, 2013 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/S/ PRICEWATERHOUSECOOPERS LLP
Boston, Massachusetts
March 13, 2013